As filed with the Securities and Exchange Commission on December 22, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Array BioPharma Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1460811 (I.R.S. Employer Identification No.)
3200 Walnut Street Boulder, CO80301
(Address of Principal Executive Offices)(Zip Code)
ARRAY BIOPHARMA INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)
Robert E. Conway
Chief Executive Officer
Array BioPharma Inc.
3200 Walnut Street
Boulder, Colorado 80301
(303) 381-6600
(Name, address and telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of each class of securities	Amount to be	maximum offering	maximum aggregate	Amount of
to be registered	registered(1)	price per share (2)	offering price (2)	registration fee
EMPLOYEE STOCK PURCHASE PLAN Common Stock, par value $.001	600,000	$3.10	$1,860,000	$133
AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN Common Stock, par value $.001	2,822,787	$3.10	$8,750,640	$624

(1)	This Registration Statement shall also cover any additional shares of common stock which become issuable under the Employee Stock Purchase Plan and the Amended and Restated Stock Option and Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended. The offering price per share and the aggregate offering price are based upon the average high and low prices of the Registrant’s common stock as reported on The Nasdaq Stock Market on December 20, 2010 of $3.10.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

EXPLANATORY NOTE
Array BioPharma Inc. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) Registration Statements on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), (i) on December 6, 2000 (Reg. No. 333-51348) covering the registration of 800,000 shares of the common stock of the Registrant authorized for grant under the Array BioPharma Inc. Employee Stock Purchase Plan (the “ESPP”) and the registration of 5,941,463 shares of the common stock of the Registrant authorized for grant under the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan (the “Plan”), (ii) on November 4, 2002 (Reg. No. 333-100955) covering the registration of 400,000 shares of the common stock of the Registrant authorized for grant under the ESPP and the registration of 2,750,000 shares of the common stock of the Registrant authorized for grant under the Plan, (iii) on March 3, 2006 (Reg. No. 333-132205) covering the registration of 4,870,432 shares of the common stock of the Registrant authorized for grant under the Plan, (iv) on December 18, 2006 (Reg. No. 333-139450) covering the registration of 450,000 shares of the common stock of Registrant authorized for grant under the ESPP, (iv) on November 7, 2008 (Reg. No. 333-155219) covering the registration of 600,000 shares of the common stock of the Registrant authorized for grant under the ESPP, (v) on April 17, 2009 (Reg. No. 333-158624) covering the registration of 4,445,519 shares of the common stock of the Registrant’s authorized for grant under the Plan, and (vi) on November 16, 2009 (Reg. No. 333-163138) covering the registration of 600,000 shares of the common stock of the Registrant authorized for grant under the ESPP. As permitted by Instruction E of Form S-8, the contents of Registration Statement Nos. 333-51348, 333-100955, 333-132205, 333-139450, 333-155219, 333-158624 and 333-163138 filed by the Registrant on Form S-8 on December 6, 2000, November 4, 2002, March 3, 2006, December 18, 2006, November 7, 2008, April 17, 2009 and November 16, 2009, respectively, are incorporated herein by reference.
On August 5, 2010, the Registrant’s Board of Directors approved an amendment to the ESPP increasing the number of shares of common stock available for issuance thereunder by 600,000 shares. The stockholders of the Registrant approved the amendment to the ESPP at the annual meeting of stockholders held on November 4, 2010. A description of the amendment to the ESPP is included in the Registrant’s definitive proxy statement on Schedule 14A dated September 21, 2010, with respect to the Registrant’s annual meeting of stockholders held on November 4, 2010. This registration statement registers the additional 600,000 shares of common stock authorized for issuance under the ESPP.
Pursuant to the provisions of the Plan, the number of shares authorized for grant under the Plan increases automatically based on a percentage of the number of shares of common stock of the registrant outstanding. On March 29, 2010 and on August 5, 2010, the Board of Directors approved resolutions acknowledging that there are 1,829,463 and 993,324 additional authorized shares, respectively, available for issuance as awards under the Plan. This registration statement registers an additional 2,822,787 shares of common stock authorized for grant under the Plan pursuant to the terms of such provision.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:
•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 filed with the Commission on August 12, 2010, and the Amendment No. 1 to such Annual Report filed with the Commission on Form 10-K/A on November 10, 2010;

•	the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 from the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on September 21, 2010

•	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010 and filed with the Commission on November 9, 2010;

•	the Registrant’s Current Reports on Form 8-K, filed with the Commission on October 4, 2010, November 9, 2010,

November 30, 2010, December 6, 2010 and December 14, 2010; and
•	the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on November 16, 2000, including any amendments or reports filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.
     For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
          See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on this 22nd day of December 2010.

ARRAY BIOPHARMA INC.
By	/s/ Robert E. Conway
Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Conway, R. Michael Carruthers and John R. Moore, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated below, on this 22nd day of December 2010.

Signature	Title	Date

/s/ Robert E. Conway	Chief Executive Officer and Director	December 22, 2010
Robert E. Conway	(Principal Executive Officer)

/s/ Kyle A. Lefkoff	Chairman of the Board of Directors	December 22, 2010
Kyle A. Lefkoff

/s/ R. Michael Carruthers	Chief Financial Officer	December 22, 2010
R. Michael Carruthers	(Principal Financial and Accounting Officer)

/s/ Francis J. Bullock	Director	December 22, 2010
Francis J. Bullock, Ph.D.

/s/ Marvin H. Caruthers	Director	December 22, 2010
Marvin H. Caruthers, Ph.D.

/s/ Kevin Koch	Director	December 22, 2010
Kevin Koch, Ph.D.

Signature	Title	Date

/s/ David L. Snitman	Director	December 22, 2010
David L. Snitman, Ph.D.

/s/ Gil Van Lunsen	Director	December 22, 2010
Gil Van Lunsen

/s/ Douglas E. Williams	Director	December 22, 2010
Douglas E. Williams

/s/ John L. Zabriskie	Director	December 22, 2010
John L. Zabriskie, Ph.D.

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
4.1(1)	Specimen certificate representing the common stock.

4.2(2)	Form of Warrant to purchase shares of the registrant’s Common Stock issued to Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P., Deerfield International Limited

4.3(3)	Registration Rights Agreement dated May 15, 2009 between the Registrant and Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P.

5.1	Opinion of Hogan Lovells US LLP with respect to the legality of the common stock registered hereby.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm with respect to the Registrant.

23.2	Consent of Hogan Lovells US LLP (contained in its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1(4)	Amended and Restated Array BioPharma Inc. Employee Stock Purchase Plan.

99.2(5)	Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan.

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-45922), as amended, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K/A filed with the SEC on September 24, 2009.

(3)	Filed as an exhibit to the registrant’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2009.

(4)	Filed as an appendix to the Registrant’s definitive proxy statement on Schedule 14A dated September 21, 2010, with respect to the annual meeting of stockholders held on November 4, 2010.

(5)	Filed as an appendix to the Registrant’s definitive proxy statement on Schedule 14A dated September 26, 2008 with respect to the annual meeting of stockholders held on October 30, 2008.